UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2004

Date of report (date of earliest event reported)

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 108th Avenue NE, Suite 2100

Bellevue, Washington 98004

(Address of principal executive offices)(Zip code)

(425) 278-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2004, SAFLINK Corporation granted non-statutory options to purchase 40,000 shares of its common stock under SAFLINK’s 2000 stock incentive plan to each of its non-employee directors, including Gordon E. Fornell, Richard P. Kiphart, Steven M. Oyer, and Marvin J. Winkler, in connection with annual board compensation. SAFLINK also granted a non-statutory option to purchase an additional 20,000 shares of its common stock to Mr. Oyer for service as the chairman of the audit committee of the board of directors. The options have an exercise price of $2.80 per share, which represents the last sale price per share of SAFLINK’s common stock as reported on the Nasdaq SmallCap Market on August 30, 2004, the last trading day prior to the date of grant.

The options have a ten-year term and become exercisable in twelve equal monthly installments following the date of grant if such person is still serving as a director at such time. The options would become immediately exercisable in the event of a change in control of SAFLINK and are exercisable for a period of twelve months following termination of service.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Form of Stock Option Agreement pursuant to the SAFLINK 2000 Stock Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFLINK Corporation

Dated: September 7, 2004	By:	/s/ Jon C. Engman
	Name:	Jon C. Engman
	Title:	Chief Financial Officer

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